UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 16, 2015

Veeva Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36121	20-8235463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4280 Hacienda Drive

Pleasanton, California 94588

(Address of principal executive offices, including zip code)

(925) 452-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On December 16, 2015, upon the recommendation of the nominating and governance committee, the Board appointed Paul Chamberlain to serve as a member of the Board, effective immediately. Mr. Chamberlain will serve as a Class I director until the annual meeting of the Company’s stockholders in 2017 or until his successor is duly elected and qualified. In addition, Mr. Chamberlain was appointed as a member of the audit committee of the Board, effective immediately. There is no arrangement or understanding between Mr. Chamberlain and any other persons pursuant to which Mr. Chamberlain was elected as a director. Further, Mr. Chamberlain does not have any family relationships or related party transactions that are required to be disclosed.

In connection with his appointment to the Board, Mr. Chamberlain received an initial cash retainer of $25,000 and was issued 3,097 restricted stock units (“RSUs”) of the Company’s Class A common stock valued at approximately $87,500 on the date of grant. These RSUs will vest quarterly over six months, subject to continued service on the Board on the applicable vesting date. The RSUs are subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan and its related grant agreements. Mr. Chamberlain’s cash and equity compensation was pro-rated to coincide with the Company’s annual director compensation period, which begins in the month of the Company’s annual meeting of stockholders. Mr. Chamberlain has also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 3, 2013.

A copy of a press release issued on December 17, 2015 announcing the appointment of Mr. Chamberlain to the Board is attached hereto as Exhibit 99.1.

Changes to Committee Membership

On December 16, 2015, the Board approved certain changes to the membership of the committees of the Board. The table below summarizes the membership information for each of the committees of the Board, effective immediately:

	Audit	Compensation	Nominating and Governance
Peter P. Gassner
Timothy Barabe	X		X*
Paul Chamberlain	X
Ronald E.F. Codd	X*	X
Gordon Ritter		X*
Paul Sekhri			X

* Chair

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veeva Systems Inc.

By:	/s/ JOSH FADDIS
Josh Faddis
Vice President, General Counsel

Dated: December 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 17, 2015.